PRESS RELEASE                         Source: Technology Acquisition Corporation

Technology Acquisition Corp. Acquires Medical Company
MINRAD, Inc.
Friday July 16, 8:30 am ET

CUPERTINO, Calif., July 16 /PRNewswire-FirstCall/ -- Technology Acquisition Corporation (OTC Bulletin Board: TAQC - News) announced today that it had signed a definitive share exchange agreement with MINRAD, Inc., under which the shareholders of MINRAD would exchange their shares for shares of TAC common stock on a share-for-share basis, and MINRAD would become a wholly-owned subsidiary of TAC. TAC is a reporting company under the Securities Exchange Act of 1934 whose shares are traded on the Over-the-Counter Bulletin Board under the trading symbol "TAQC." TAC has no current operations, income or employees, and very minimal assets. Detailed information about TAC is set forth in its Annual Report on Form 10-KSB for the year ended March 31, 2004, which is available online at SEC's website, www.sec.gov. MINRAD is a privately-held company that designs and licenses acute care devices and produces and markets inhalation anesthesia and analgesia. The completion of the transaction is subject to approval by the shareholders of each corporation, fulfillment of certain closing conditions, and completion of government filings.

TAC has approximately 5 million shares of common stock outstanding, the only class of stock for which it has issued shares. Under the transaction, TAC will issue approximately 22.9 million shares in exchange for all the outstanding MINRAD common stock. After completion of the transaction, total outstanding TAC shares will be approximately 27.9 million shares. Assuming the exercise of outstanding options, warrants, and other convertible securities, after the transaction TAC would have a fully diluted capitalization of approximately 34.2 million shares. If the transaction is completed, the directors and the managers of MINRAD would become the directors and management of TAC, and TAC will reincorporate in Delaware under the MINRAD name.

MINRAD is an innovator in acute care medical devices and pharmaceuticals. The company's medical device products incorporate patented real time image-guidance technologies that enable medical professionals to improve the accuracy of interventional procedures and provide a significant reduction in radiation exposure for both patients and medical professionals. MINRAD's present pharmaceutical products are generic inhalation anesthetics that are primarily used for surgical interventions. However, a patentable drug/drug delivery system is under development (see Conscious Sedation below).

The company presently holds twelve patents in the areas of image-guided medical devices and anesthesia and analgesia, and has six additional patents pending. Most of its revenue is presently generated through the company's pharmaceutical partners, including but not limited to Baxter, E. Merck, Laboratories PiSA, Nicholas Piramal, Novartis, Panion BF Laboratories and RxElite. In the fourth quarter, the company will introduce a second generation of its image-guided medical technology.

Anesthesia & Analgesia

In December 2000, MINRAD acquired the assets of Celltech Medeva's inhalation anesthetic business and modern manufacturing facility in Bethlehem, Pennsylvania. MINRAD produces two inhalation anesthetics in the facility: enflurane, which they sell to leading acute care pharmaceutical companies around the world. The acquisition reunited Messer, Burns and McNeirney with Dr. Ross Terrell, the Vice President of Research of the subsidiary, with whom they had collaborated in pioneering the introduction of modern halogenated ethers as inhalant anesthetics while with the BOC Health Care Group. Dr. Terrell, who remains an active Research Fellow with MINRAD, was the inventor of enflurane, isoflurane and desflurane, and was acknowledged by the Pharmaceutical Manufacturer's Association ("PMA") as Man of the Year in 1991.

Since the acquisition, MINRAD has sharply reduced the manufacturing costs in the facility, and is presently re-tooling the facility to allow the manufacture of sevoflurane (process patent, Terrell, issued). In this regard, the company anticipates filing an Abbreviated New Drug Application ("ANDA") with the FDA in the fourth quarter.

In May, the Bethlehem facility began 24/7 operations to meet the growing demand for these agents.

Image Guidance

MINRAD has been in the development of real-time, fluoroscopic image guidance for medical devices since 1996. The company's x-ray and laser technology enables medical professionals to precisely (accuracy: +/-1 mm at 1 meter) visualize both the surface point of entry and the true angle of approach required to reach an internal treatment area or biopsy site. Company products have broad application in anesthesiology, neurosurgery, orthopedics and interventional radiology. The first product from this technology platform, the Dual Radiation Targeting System, met with technical success (see: Schwend et al, "Accuracy of Fluoroscopically Assisted Laser Targeting of the Cadaveric Thoracic and Lumbar Spine to Place Transpedicular Screws, Journal of Spinal Disorders, October 2000, pp. 412-418 and Moreland et al, "Vertebroplasty: Techniques to Avoid Complications," The Spine Journal, January/February 2001, pp. 66-71), but did not achieve the penetration envisioned by the company due to issues with ease of use.

In the fourth quarter, MINRAD intends to introduce its patented (Kennedy and McNeirney) second-generation real time image guidance technology. The United States Food & Drug Administration ("FDA") accepted device, SabreSource, mounts on a C-Arm fluoroscope, and, like its predecessor, is accurate to +/- 1mm at 1 meter and allows the surgeon, anesthesiologist, or interventional radiologist to turn off the x-ray and follow the laser beam to the sub-surface target, substantially reducing patient and OR staff exposure. MINRAD intends to accompany the launch of the SabreSource with the launch of the company's patented (McNeirney and Landi) Light Sabre line of disposable devices (six lines presently have FDA acceptance) and patented optically clear SabreSource sterile drape (McNeirney and Burns). These products illuminate when the laser beam is projected through them allowing a physician to target and access a sub-surface target, such as a potentially malignant lesion, with an accuracy of +/- 3mm at a depth of 100mm (approximately 4 inches).

Conscious Sedation

The Conscious Sedation ("CS") is a program is an initiative that leverages MINRAD's two-core competences medical device and inhalation anesthetic competences. The CS program, patent applied (Burns, McNeirney, and Terrell), is focused on a drug/drug delivery system to allow halogenated ethers to be employed as inhalant analgesics. The goal of a system of this type would be to supplant nitrous oxide, sedative hypnotics and narcotic analgesics in both the pre-hospital and hospital market places.

Inhalant anesthetics rapidly move through the relaxation and sedation phases of inhalant anesthetic induction -- sometimes as rapidly as 20 seconds.

MINRAD's drug delivery technology will limit the inspired gas concentration to a level that provides inhalant analgesia while leaving the patient aware and responsive. This will be done without the risk of toxicity associated with nitrous oxide or the need to use scheduled drugs and reversal agents with the sedative hypnotics and narcotic analgesics. In this regard, the company will carefully monitor recovery rate and discharge time during our clinical trials.

Conscious Sedation ("CS") is a developmental stage program that most undergo clinical trials and receive health agency approvals before it can be marketed.

Management & Directors

MINRAD has a team of industry professionals in the health care field both on its management team and Board of Directors.

William H. Burns Jr. has been Chairman & CEO since inception. Previously he was President of Matrx Medical and before that spent 13 years with the BOC Group in progressive senior health care positions. Bill is a two-time recipient of the Industry/University Technology Discover Award, a former Entrepreneur of the Year in New York, and a member of the National Entrepreneur of the Year Hall of Fame. He is a graduate of St. Norbert College and has an MBA from Marquette University.

John McNeirney, Senior Vice President and Chief Technology Officer joined the company in August 1996. He has over 25 years senior executive experience in health care with BOC, Richardson-Vick, and Upjohn. John has 56 patents, has twice received the University/Industry Technology Discover Award, and has a BS in Chemical Engineering and an MS in Microbiology from Carnegie Mellon.

Kirk Kamsler is Senior Vice President Commercial Development. Prior to joining MINRAD in October 1999, he was Vice President Sales and Marketing of Cardiac Controls. Previously, he held senior sales and marketing positions with Marquette Electronics and Matrx Medical. He is a graduate of St. Lawrence University.

Rich Tamulski, CPA joined MINRAD as Controller in April 2003. He was recently promoted to Vice President Finance. Rich has over 25 years of senior financial management experience beginning with KPMG. Most recently he was CEO of Brand Names, a catalog/showroom retailer. He is a graduate of St. Bonaventure University and holds an MBA from the University of Rochester.

MINRAD's outside directors have wide experience in both clinical and commercial health care. Dave DiGiacinto is a Senior Managing Director of SpencerTrask Specialty Group ("STSG"). He spent 18 years with Pfizer prior to joining STSG. Dave Donaldson, FDS, MDS, is Professor and Head of the Department of Oral Biology and Medical Sciences at the University of British Columbia. Dave is an expert in the areas of pain management and anxiety control who has published over 120 scholarly papers on related subjects. Don Farley is the CEO of STSG. Previously he was the President of Pfizer's consumer health group. Duane Hopper is a successful health care entrepreneur and the former President & CEO of Graphic Controls Inc. Robert Lifeso, M.D., a co-founder of the company, is the Director of the Spine Center at Erie County Medical Center and has previous stints as Chief of Orthopedic Surgery at the King Faisal Hospital in Saudi Arabia and the Veteran's Center in Buffalo. John Rousseau is a Managing General Partner of New England Partners ("NEP"). He has held several senior management positions including Homart Development (Sears) and was a Senior Partner with the law firm of Hale and Dorr.

Safe Harbor Statement Under the
Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking information about MINRAD, INC. ("MINRAD"), Technology Acquisition Corporation ("TAC") and the combined company after completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," believe(s)," "intend(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underling assumptions; statements regarding plans, objectives, and expectations with the respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of MINRAD and TAC, that could cause actual results to differ materially from those expressed in or implied or projected by, the forward-looking information and statements. These risks and uncertainties included: those discussed and identified in the public filings with the U.S. Securities and Exchange Commission ("SEC") made by MINRAD and TAC; trends in health care, acute care medical devices and pharmaceuticals industries; our ability to identify quality management; competitor pricing below market trends of increasing costs; increased government regulation of acute care medical devices and pharmaceuticals; significant acquisitions of divestures by major competitors; introduction and utilization of medical technology; a downgrade in our financial strength; litigation targeted at companies in our industry; our ability to consummate MINRAD's merger with TAC, and to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate our operations; such integrations may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating cost, customer loss and business disruption, including, without limitation, difficulty in maintaining relationships with employees, customers, clients or suppliers may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding timing, completion, and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only of the date hereof. Neither MINRAD nor TAC undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in MINRAD's and TAC's various SEC reports, including but not limited to TAC's Annual Report on Form 10-KSB for the year ended March 31, 2004.

Additional Information and Where to Find It

This press release should not be deemed to be solicitation material in respect of the proposed merger of MINRAD and TAC. In connection with the proposed transaction, an Information statement on schedule 14C will be filed with the SEC. SHAREHOLDERS OF MINRAD AND STOCKHOLDERS OF TAC ARE ENCOURAGED TO READ THE INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE INFORMATION CONTAINED IN TAC'S CURRENT REPORT ON FORM 8-K ANNOUNCING THIS MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov.

MINRAD's Investor Relations representative is John Liviakis at Liviakis Financial Communications, Inc. Mr. Liviakis can be reached by telephone at 415-389-4670.